UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2010

Commission File Number	Registrant and State of Incorporation	I.R.S. Employer Identification Number
001-33527	BWAY Holding Company	55-0800054
(Delaware)

001-12415	BWAY Corporation	36-3624491
(Delaware)

8607 Roberts Drive, Suite 250

Atlanta, Georgia

(Address of principal executive offices)

30350-2237

(Zip Code)

(770) 645-4800

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 2, 2010, BWAY Holding Company (the “Company”), in anticipation of the previously announced proposed acquisition of the Company by investment funds affiliated with Madison Dearborn Partners, LLC through a merger of Picasso Merger Sub, Inc. (“Merger Sub”) with and into the Company (the “Merger”), announced that Merger Sub intends to offer $200 million aggregate principal amount of senior notes due 2018 (the “Notes”). The obligations of Merger Sub under the Notes and the related guarantees will be assumed by the Company by operation of law upon consummation of the Merger. The net proceeds from the offering of the Notes will be used to finance in part the consideration to be paid in the Merger, to refinance the Company’s existing indebtedness in connection with the Merger and to pay fees and expenses related to the Merger and the associated financings.

A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No..

99.1	Press release dated June 2, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BWAY Holding Company

Date: June 2, 2010	By:	/S/ MICHAEL B. CLAUER
Michael B. Clauer
Executive Vice President and Chief Financial Officer

BWAY Corporation

Date: June 2, 2010	By:	/S/ MICHAEL B. CLAUER
Michael B. Clauer
Executive Vice President and Chief Financial Officer